UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 488-7775
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Representatives of Emerge Energy Services LP (“EMES”) intend to make presentations at its 2014 Analyst Event to be held on April 1, 2014 in Minneapolis, Minnesota. During the meeting, EMES will review strategic positioning, expansion capital projects, financial strategies, outlook and related matters. On the morning of April 1, 2014, the prepared presentation materials will be made available for viewing on EMES’s website at www.emergelp.com and will be available for a period of approximately 90 days following the event.

The Analyst Event will commence at approximately 4:30 PM CDT.  Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (866) 318-8614 or (617) 399-5133 and entering pass code 37138410. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Presentations section. A replay will be available by audio webcast and teleconference from 8:30 p.m. CDT on April 1 through 11:59 p.m. CDT on April 8, 2014. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 56993352.

Item 8.01.  Other Events

The table regarding EMES’s frac sand production facilities on page 8 of its annual report on Form 10-K for the year ended December 31, 2013 incorrectly stated the processing capacity of its Arland, Wisconsin wet plant.  That plant’s capacity as of December 31, 2013 was 1.2 million tons per year, as set forth on page 10 of the annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: March 31, 2014	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer